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RIVERSOURCE GOVERNMENT INCOME SERIES, INC.

EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total number of shares outstanding in the Fund.

PROPOSAL 1. To elect directors to the Board.*

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                                      DOLLARS VOTED        DOLLARS VOTED                             BROKER NON-
                                          "FOR"              "WITHHOLD"         ABSTENTIONS             VOTES
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
01. Kathleen Blatz                   701,935,846.519       15,293,672.461           0.00                0.00
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02. Edward J. Boudreau, Jr.          702,236,051.833       14,993,467.146           0.00                0.00
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03. Pamela G. Carlton                701,753,035.705       15,476,483.275           0.00                0.00
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04. William P. Carmichael            700,607,641.416       16,621,877.564           0.00                0.00
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05. Patricia M. Flynn                702,450,962.105       14,778,556.874           0.00                0.00
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06. William A. Hawkins               702,262,140.096       14,967,378.883           0.00                0.00
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07. R. Glenn Hilliard                701,980,632.890       15,248,886.090           0.00                0.00
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08. Stephen R. Lewis, Jr.            702,062,404.407       15,167,114.572           0.00                0.00
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09. John F. Maher                    701,809,574.514       15,419,944.466           0.00                0.00
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10. John J. Nagorniak                702,196,789.033       15,032,729.947           0.00                0.00
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11. Catherine James Paglia           702,073,383.794       15,156,135.185           0.00                0.00
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12. Leroy C. Richie                  701,268,265.466       15,961,253.514           0.00                0.00
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13. Anthony M. Santomero             702,005,499.277       15,224,019.702           0.00                0.00
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14. Minor M. Shaw                    701,772,012.953       15,457,506.027           0.00                0.00
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15. Alison Taunton-Rigby             701,986,324.628       15,243,194.352           0.00                0.00
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16. William F. Truscott              701,830,876.527       15,398,642.453           0.00                0.00
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

PROPOSAL 2. To approve the proposed amendment to the Articles of Incorporation of RiverSource Government Income Series, Inc. to increase the maximum number of board members.*

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
        676,787,403.541                27,458,387.129                 12,983,703.560                     24.750
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

* All dollars of RiverSource Government Income Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.
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Columbia U.S. Government Mortgage Fund

PROPOSAL 3. To approve a proposed Agreement and Plan of Redomicile.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
        200,064,612.731                  847,712.184                   1,551,716.509                 19,783,333.390
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

PROPOSAL 4. To approve a proposed Investment Management Services Agreement with
            Columbia Management Investment Advisers, LLC.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
        200,429,748.746                  821,563.716                   1,212,734.183                 19,783,328.170
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

RiverSource Short Duration U.S. Government Fund

PROPOSAL 1. To approve an Agreement and Plan of Reorganization between
            RiverSource Short Duration U.S. Government Fund and Columbia Short Term Bond Fund.


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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
        389,535,720.333                 13,174,733.863                 14,917,296.389                77,354,393.580
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